As filed with the Securities and Exchange Commission on August 8, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESTAURANT BRANDS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada	98-1202754
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

130 King Street West, Suite 300 Toronto, Ontario	M5X 1E1
(Address of Principal Executive Offices)	(Zip Code)
Restaurant Brands International Inc. 2023 Omnibus Incentive Plan
(Full title of the plan)

Jill Granat
General Counsel and Corporate Secretary
Restaurant Brands International Inc.
130 King Street West, Suite 300
Toronto, Ontario Canada M5X 1E1
(905) 339-6011
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Kara L. MacCullough, Esq.
Greenberg Traurig, P.A.
401 East Las Olas Blvd., Suite 2000
Fort Lauderdale, Florida 33301
(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the Restaurant Brands International Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference
The following documents filed with the Commission by Restaurant Brands International Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:

Commission Filing (File No. 001-36786)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2022

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2023 and June 30, 2023

Current Reports on Form 8-K	January 3, 2023, February 14, 2023, February 28, 2023 and May 23, 2023

Description of Share Capital contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, and any amendment or report filed for the purpose of updating such description	February 21, 2020
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
None.
Item 6.     Indemnification of Directors and Officers.
Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify its directors or officers, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity under certain circumstances against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or another entity. The corporation may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the corporation as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions set out above. The corporation may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.
As permitted by the CBCA, the Registrant’s by-laws require it to indemnify its directors and officers, its former directors or officers or other individuals who, at its request, act or acted as directors or officers or in a similar capacity of another entity against all costs, charges, and expenses reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Registrant or such other entity.
To be entitled to indemnification, the Registrant’s by-laws state that such persons must have acted honestly and in good faith with a view to the best interest of the Registrant or the other entity, as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. The Registrant’s by-laws also permit it to advance money to such individual for costs, charges and expenses of any such proceeding but such individual shall be required to repay the same if it is ultimately determined that such party is not entitled to indemnification. In the case of an action by or on behalf of the Registrant or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of his or her association with the Registrant or the other entity, as the case may be, then if the individual fulfills the conditions set out in the Registrant’s by-laws, the Registrant shall seek and obtain approval of a court before indemnifying the person against costs, charges and expenses he or she reasonably incurred in connection with such action or prior to advancing any moneys to such individual.
The Registrant has entered into indemnification agreements with its directors and certain officers that provide for the indemnification of its directors and certain officers, to the fullest extent permitted by the CBCA, its articles of incorporation and its by-laws, against expenses incurred by such persons in connection with their service as (i) its director or officer, (ii) in any capacity with respect to any of its employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at its request. In addition, the agreements provide for the Registrant’s obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.
The Registrant maintains directors’ and officers’ liability insurance for its directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits

Exhibit Number	Description	Method of Filing

4.1	Articles of Incorporation of the Registrant, as amended.	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2015.

4.2	Amended and Restated By-Law 1 of the Registrant.	Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 8-K filed on December 12, 2014.

5.1	Opinion of Stikeman Elliott LLP.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of Stikeman Elliott LLP.	Included in Exhibit 5.1.

24.1	Powers of Attorney (included on signature pages hereof).	Filed herewith.
99.1	Restaurant Brands International Inc. 2023 Omnibus Incentive Plan.	Filed herewith.
107	Filing Fee Table.	Filed herewith.

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 8, 2023.

RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Joshua Kobza
Name: Joshua Kobza
Title: Chief Executive Officer
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Restaurant Brands International Inc. whose signature appears below hereby severally constitutes and appoints Matthew Dunnigan and Jill Granat, and each of them individually (with full power to each of them to act alone), with full power of substitution and re-substitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney and all capacities to sign any and all amendments may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 8, 2023.

Signature	Title

/s/ Joshua Kobza Joshua Kobza	Chief Executive Officer (principal executive officer)

/s/ Matthew Dunnigan Matthew Dunnigan	Chief Financial Officer (principal financial officer)

/s/ J. Patrick Doyle J. Patrick Doyle	Executive Chairman

/s/ Alexander Behring Alexander Behring	Director

/s/ Maximillien de Limburg Stirum Maximillien de Limburg Stirum	Director

/s/ Cristina Farjallat Cristina Farjallat	Director

/s/ Jordana Fribourg Jordana Fribourg	Director

/s/ Ali G. Hedayat Ali G. Hedayat	Director

Signature	Title

/s/ Marc Lemann Marc Lemann	Director

/s/ Jason Melbourne Jason Melbourne	Director

/s/ Daniel S. Schwartz Daniel S. Schwartz	Director

/s/ Thecla Sweeney Thecla Sweeney	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representatives of the Registrant in the United States, on August 8, 2023.

By:	/s/ Jill Granat
Name: Jill Granat